INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Pilgrim Government Securities Income Fund, Inc.:

We consent to incorporation by reference in Pilgrim Government Securities Income Fund, Inc.'s Post-Effective Amendment No. 19 to the Registration Statement
No. 2-91302 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 19 to the Registration Statement No. 811-4031 filed on Form N-1A under the Investment Company Act of 1940 of our report dated August 16, 1996, on the financial statements and financial highlights of the Pilgrim Government Securities Income Fund, Inc. for the periods indicated therein, which report has been incorporated by reference into the Statement of Additional Information.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Auditors" in the Statement of Additional Information.

                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Los Angeles, California
October 28, 1996